UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 1, 2023

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, on October 13, 2022, Albertsons Companies, Inc. (the "Company") entered into an agreement and plan of merger (the "Merger Agreement") by and among the Company, The Kroger Co. and Kettle Merger Sub, Inc.

To help consummate the merger contemplated by the Merger Agreement and to ensure a successful and efficient integration process, the Company has established a retention program to incentivize and promote retention of a key group of Company employees. Subject to the retention program, on March 1, 2023, the Company entered into retention agreements (each, a “Retention Agreement”) with key leaders across the Company, including the named executive officers Sharon McCollam, President and Chief Financial Officer, Susan Morris, Executive Vice President and Chief Operations Officer and Anuj Dhanda, Executive Vice President and Chief Information Officer. Pursuant to their respective Retention Agreement, Ms. McCollam, Ms. Morris and Mr. Dhanda were granted special retention incentive awards (each, a “SRI Award”) in the amounts of $4 million, $4 million and $1 million, respectively.

Each SRI Award will be payable in cash in two equal installments. The first installment will be payable on the closing date of the merger and the second installment will be payable six months thereafter, subject to the executive’s continued employment through the applicable payment dates with the surviving corporation of the merger (or such other affiliate that employs the executive after the closing of the merger) or SpinCo (as that term is defined in the Merger Agreement). If an executive is terminated on or after the closing date of the merger, any unpaid SRI Award will become payable, if the executive was terminated without “cause”, due to the executive’s “death or disability”, or if the executive resigned for “good reason” (each term as defined in the executive’s respective employment agreement). The Retention Agreements include customary restrictive covenants of nondisclosure, non-disparagement, non-solicitation and non-competition (as applicable). The restrictive covenants survive a termination of employment for a period of twelve months. In the event the Merger Agreement is terminated, the SRI Award will be paid in two equal installments with the first installment to be paid on the later of (a) the Merger Agreement termination date or (b) October 13, 2024, and the second installment to be paid on the later of (x) the Merger Agreement termination date or (y) October 13, 2025.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Form Retention Agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Form Special Retention Incentive Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

March 7, 2023	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, General Counsel and Secretary